Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of                             , 2007, by and between Pioneer Drilling Company, a Texas corporation (the “Company”), and the undersigned individual (“Indemnitee”).

RECITALS

The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

The Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee’s service to the Company and its subsidiaries and affiliates.

The Company desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and accordingly wishes to provide for the indemnification and advancement of expenses to Indemnitee to the maximum extent permitted by law.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee agree as follows:

A. DEFINITIONS

The following terms shall have the meanings defined below in this Agreement:

1. “Board” means the Board of Directors of the Company.

2. “Change in Control” means a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if at any time after the date of this Agreement (1) any “person” (as Sections 13(d) and 14(d) under the Exchange Act use that term) is or becomes the

“beneficial owner” (as Rule 13d-3 under the Exchange Act defines that term), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding Voting Stock without the prior approval of at least two-thirds of the members of the Board in office immediately prior to that person’s attaining that percentage interest; (2) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to that transaction or event constitute less than a majority of the Board thereafter, or (3) during any 15-month period, individuals who at the beginning of that period constituted the Board (including for this purpose any new director whose election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of that period) cease for any reason to constitute at least a majority of the Board.

3. “Corporate Status” means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Company.

4. “Disinterested Director” means a director of the Company who is not a named defendant or respondent to the Proceeding in respect of which indemnification is sought by Indemnitee.

5. “Independent Counsel” means, with respect to any determination involving Indemnitee’s rights to indemnification under this Agreement, a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Company or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding Voting Stock. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights to indemnification under this Agreement.

6. “other enterprise” shall include, but shall not be limited to, an “other entity” as Section 1.01 of the TBCA defines that term.

7. “Proceeding” means any threatened, pending or completed action, suit, proceeding or claim, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, in which Indemnitee may be or may have been involved as a party or otherwise by reason of an indemnifiable event.

8. “TBCA” means the Texas Business Corporation Act, as from time to time amended.

9. “Voting Stock” means all outstanding shares of all classes and series of capital stock of the Company entitled to vote generally in the election of directors, considered as one class; and, if the Company shall have shares of Voting Stock entitled to more or less than one vote for any such share, any reference in this Agreement to a percentage in voting power of Voting Stock shall be calculated by reference to the percentage of votes the holders of those shares are entitled to cast generally in the election of directors.

B. AGREEMENT TO INDEMNIFY

1. General Agreement. The Company shall indemnify Indemnitee as and to the fullest extent Article 2.02-1 of the TBCA permits, as in effect on the date hereof and to such greater extent as such provision (or any successor provision) may thereafter from time to time permit, without regard to when the event, circumstance, action or claim giving rise to a right of indemnification hereunder arose, whether before or after the date of this Agreement. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which Indemnitee may be entitled as a matter of law or under the Company’s Articles of Incorporation or Bylaws, any other agreement, vote of shareholders or directors, or other arrangement. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Section B.1.

2. Advancement or Reimbursement of Expenses. The rights of Indemnitee provided under Section B.1 shall include, but not be limited to, the right to be indemnified and to have expenses advanced by the Company in all Proceedings to the fullest extent Article 2.02-1 of the TBCA permits, as in effect on the date hereof and to such greater extent as such provision (or any successor provision) may thereafter from time to time permit. In addition, to the extent Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, the Company shall indemnify him against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Company shall pay all reasonable expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, whether brought by the Company or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Agreement within 10 days after the receipt by the Company of a written request from Indemnitee accompanied by documentation reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding; provided that Indemnitee undertakes and agrees in writing that he will reimburse and repay the Company for any expenses so advanced to the extent that it shall ultimately be determined, in accordance with the provisions of Article 2.02-1 of the TBCA, that he is not entitled to be indemnified against such expenses. For purposes of this Agreement, “expenses” of Indemnitee shall be deemed to include, without limitation, damages, judgments, fines, penalties, including ERISA excise taxes and penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations and any expenses actually paid or reasonably incurred by Indemnitee in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to an indemnifiable event, and any federal, state, local or foreign taxes (increased by any taxes imposed by such payments) actually and reasonably incurred or suffered by Indemnitee as result of the actual or deemed receipt of any payments under this Agreement.

3. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, Indemnitee shall be indemnified against all expenses incurred in connection with such Proceeding or such claim, issue or matter, as the case may be.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of its expenses, but not for the total amount of its expenses, the Company shall indemnify Indemnitee for the portion of such expenses to which Indemnitee is entitled.

5. No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued service as a director and/or officer with the Company.

6. Effect of Certain Proceedings. The termination of any Proceeding against Indemnitee in a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not (except as this Agreement otherwise expressly provides) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that he did not conduct himself in good faith and in a manner that he reasonably believed, in the case of conduct in his official capacity, that was in the best interests of the Company or, in all other cases, that was not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful, and that Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

7. Expenses of Enforcement of this Agreement. In the event that Indemnitee, pursuant to this Agreement, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, any rights created under or pursuant to this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses he actually and reasonably incurs in that judicial adjudication but only if he prevails therein. If it shall be determined in that judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses Indemnitee incurs in connection with that judicial adjudication shall be reasonably prorated in good faith by counsel for Indemnitee.

C. INDEMNIFICATION PROCESS

1. Notice and Cooperation By Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding involving Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be given in accordance with Section E.8 below; but the omission to so notify the Company will not relieve it from any liability that it may have to Indemnitee, unless the delay in notification prejudiced the Company in the underlying Proceeding. In addition, Indemnitee shall give the Company such information and cooperation regarding the Proceeding as the Company may reasonably request.

2. Determination of Request. Upon written request to the Company by Indemnitee for indemnification pursuant to this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; provided, however, that, notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Independent Counsel selected by the Board from a list of three reasonably acceptable choices proposed by Indemnitee, unless Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2) of the TBCA. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification under this Agreement upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome that presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

3. Assumption of Defense. In the event the Company advances any expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld), upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest with such counsel retained by the Company or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.

4. No Settlement Without Consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, such consent not to be unreasonably withheld, conditioned or delayed.

5. Limitation of Actions and Release of Claims. Following a Change in Control, no Proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company against Indemnitee, or Indemnitee’s spouse, heirs, estate, executors or administrators, after the expiration of one year from the alleged act or omission of Indemnitee giving rise to the Proceeding or cause of action, unless Indemnitee fraudulently conceals the facts underlying such Proceeding or cause of action.

D. DIRECTOR AND OFFICER LIABILITY INSURANCE

1. Good Faith Determination. The Company shall from time to time make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company or its subsidiaries or affiliates, with coverage for losses incurred in connection with their services to the Company or its subsidiaries or affiliates or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.

2. Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and/or officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors and/or officers. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any bylaws, insurance policy, contract, agreement or otherwise.

E. MISCELLANEOUS

1. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee,

who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

3. Binding Effect. This Agreement shall be binding upon and insure to the benefit of and be enforceable by the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee’s spouses, heirs, and personal and legal representatives.

4. Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have had opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5. Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves at the request of the Company as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, partner, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which the Company has an interest, and thereafter shall survive until and terminate upon the last to occur of: (a) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to this Agreement relating thereto; or (b) the expiration of all statutes of limitation applicable to possible Proceedings arising out of Indemnitee’s Corporate Status.

6. Counterparts. This agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

7. Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to conflicts of law provisions thereof.

8. Notices. All notices, demands and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Pioneer Drilling Company

1250 N.E. Loop 410 Ste 1000

San Antonio, Texas 78209

Attn: Chief Financial Officer

And to Indemnitee at the address set forth on the signature page attached hereto.

In WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

PIONEER DRILLING COMPANY

Name:
Title:

INDEMNITEE

Name:
Address: